UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2007

CRESTVIEW DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51704

(Commission File Number)

98-0435537

(IRS Employer Identification No.)

7401 Springbank Blvd., Suite 3, Calgary, AB T3H 5R2

(Address of principal executive offices and Zip Code)

(403) 241-1925

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As used in this current report, the terms “we”, “us” and “our” refer to Crestview Development Corporation.

On March 29, 2007, we entered into a share exchange agreement with PerfectEnergy International Limited, a private British Virgin Islands corporation, and the shareholders of PerfectEnergy International. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the issued and outstanding shares of PerfectEenrgy International’s common stock in exchange for the issuance by our company of 57,190,261 shares of our common stock to the shareholders of PerfectEnergy International. A copy of the share exchange agreement is attached hereto as Exhibit 2.1.

2

Business of PerfectEnergy International

PerfectEnergy International was incorporated under the laws of the British Virgin Islands and its principal offices are located at Room 4001, GaoLuShi Building, Zhi Di Plaza, No. 11 Bi Da Street, Zhong Huan, Hong Kong, China. PerfectEnergy International specializes in the research, development, manufacture and sale of solar cells, solar modules and photovoltaic systems, and consulting for relative technology of solar silicon and the photovoltaic industry. PerfectEnergy International has built a solar module lamination line and a solar cell production line with annual manufacturing capacity of approximately 18 megawatts (MW) and 10 MW, respectively. PerfectEnergy International intends to operate as an export-oriented enterprise. Currently, PerfectEnergy International is focussed on establishing a network of marketing and resource supplying in its intended utilization markets, which cover mainland China, Europe and the United States.

Terms and Conditions of the Share Exchange Agreement

The following is a brief description of the terms and conditions of the share exchange agreement that are material to our company:

1.

our company will complete an equity financing of at least $8,000,000, consisting of units of our company at a price of $1.00 per unit, with each unit consisting of one common share of our company and one common share purchase warrant, which warrant will entitle the holder to purchase one additional common share of our company at an exercise price of $1.25 for a period of one year;

2.

PerfectEnergy International will have delivered to our company audited financial statements for its last two fiscal years, prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;

3.	our company will adopt resolutions appointing two nominees of ARC Investment Partners, LLC, Wennan Li, Min Fan and Yunxia Yang to the board of directors of our company; and
4.	our company will adopt resolutions appointing two nominees of ARC Investment Partners, LLC, Wennan Li, Hongpo Li, Diping Zhou and Hongjun Shou as officers of our company.

The foregoing description of the share exchange agreement is qualified in its entirety by the contents of the share exchange agreement attached as Exhibit 2.1 to this current report.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange or appoint the nominees of ARC Investment Partners, LLC, Wennan Li, Min Fan and Yunxia Yang to the board of directors of our company as contemplated in the share exchange agreement.

Item 9.01 Financial Statements and Exhibits

2.1

Share Exchange Agreement dated March 29, 2007, among our company, PerfectEnergy International Limited and the selling the shareholders of PerfectEnergy International Limited as set out in the share exchange agreement.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTVIEW DEVELOPMENT CORPORATION

By: /s/ Philip McDonald

Philip McDonald

President, Chief Executive Officer, Chief Financial Officer,

Secretary, Treasurer and Director

Dated: April 4, 2007

CW1142337.1